UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 3, 2006

Mirant Corporation

(Exact name of registrant as specified in charter)

Delaware	001-16107	58-2056305
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1155 Perimeter Center West, Suite 100, Atlanta, Georgia		30338
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (678) 579-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

(a)           On January 3, 2006, Mirant Corporation (“Mirant”), Mirant Services, LLC and Robert M. Edgell (“Edgell”) entered into an employment agreement (the “Agreement”) related to Mr. Edgell’s employment as Executive Vice President and U.S. Region Head of Mirant.  The Agreement contains the following material terms:

•                  The term of the Agreement is from January 3, 2006 through January 3, 2009, with automatic successive one-year renewals on the same terms and conditions unless either party provides the other party with 90 days prior notices of its election not to renew.

•                  Edgell’s annual base salary (“Base Salary”) is $500,000.

•                  Edgell will be eligible to earn an annual bonus under Mirant’s short term incentive program (“Annual Bonus”).  Edgell’s target bonus percentage is 65% of his Base Salary (at the annual rate in effect at the start of the fiscal year) (“Target Bonus”), with a maximum Annual Bonus in an amount equal to 130% of his Base Salary (at the annual rate in effect at the start of the fiscal year).

•                  Edgell shall receive a combination of restricted stock units that are to be settled in Common Stock and options to purchase Common Stock with an aggregate economic value of $3.8 million, $1.9 million of such grant to be made ten days following Mirant’s emergence from bankruptcy protection and the remaining $1.9 million to be made 45 days following Mirant’s emergence from bankruptcy protection.

•                  Beginning with fiscal year 2007 and for each fiscal year thereafter, Edgell shall be eligible to receive additional equity-based compensation under Mirant’s long-term incentive plan in effect at the time of such award.

•                  In the event of Edgell’s termination of employment by Mirant without cause (as defined in the Agreement), by reason of the failure of Mirant to offer to renew the Agreement on terms that are based on competitive practices for companies of comparable size and standing in the same industry or by Edgell for good reason (as defined in the Agreement), Edgell shall receive an amount equal to 1.5 times Base Salary plus 1.5 times Target Bonus; provided that if such termination of employment occurs during the period beginning six months before and ending two years following a change of control (as defined in the Agreement), the applicable multiplier shall be 3 and Edgell’s actual Annual Bonus for the year preceding the change of control shall be used if higher than his Target Bonus.

A copy of the Agreement is attached as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits

(b)       Exhibits

10.1                           Employment Agreement dated January 3, 2006 among Mirant Corporation, Mirant Services, LLC and Robert M. Edgell

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: January 4, 2006

Mirant Corporation

/s/ Thomas Legro
Thomas Legro
Senior Vice President and Controller
(Principal Accounting Officer)